Exhibit 2.2
AGREEMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE, dated as of July 24, 2007 by and among VODAFONE GROUP Plc (formerly known as Vodafone Airtouch Public Limited Company), a public limited company incorporated under the laws of England and Wales and having its principal office at Vodafone House, The Connection, Newbury, Berkshire RG14 2FN, England (the “Company”), THE BANK OF NEW YORK, a banking corporation duly organized and existing under the laws of the State of New York and having its principal corporate trust office at 101 Barclay Street, New York, New York 10286 (“Successor Trustee”) and CITIBANK, N.A., a national banking association duly organized and existing under the laws of the United States of America and having its principal corporate trust office at 388 Greenwich Street, New York, New York 10013 (“Resigning Trustee”). RECITALS: WHEREAS, there are currently outstanding various issues of the Company’s Debt Securities, in the aggregate principal amounts and as described on the attached Schedule A (the “Securities”) under an Indenture, dated as of February 10, 2000, by and between the Company and Resigning Trustee (the “Indenture”); WHEREAS, the Company appointed Resigning Trustee as the Trustee, Security Registrar and Paying Agent under the Indenture; WHEREAS, the Company appointed Resigning Trustee as the Book-Entry Depositary (the “Book-Entry Depositary”) under the Securities Depositary Agreement, dated as of February 10, 2000, by and between the Company and Resigning Trustee (the “Securities Depositary Agreement”); WHEREAS, the Company appointed Resigning Trustee as Calculation Agent (the “Calculation Agent”) under three separate Calculation Agency Agreements, dated as of December 29, 2005, March 16, 2006 and February 27, 2007, respectively, each by and between the Company and Resigning Trustee (the “Calculation Agency Agreements”); WHEREAS, Section 610 of the Indenture provides that the Trustee may at any time resign with respect to the Securities of one or more series by giving written notice of such resignation to the Company, effective upon the acceptance by a successor Trustee of its appointment as a successor Trustee; WHEREAS, Section 3.05(b) of the Securities Depositary Agreement provides that the Book-Entry Depositary may at any time resign by giving notice of such resignation to the Company, effective upon the acceptance by a successor Book-Entry Depositary of its appointment as a successor Book-Entry Depositary; WHEREAS, the Calculation Agency Agreements provide that the Calculation Agent may at any time resign by giving notice of such resignation to the Company, effective upon the acceptance by a successor Calculation Agent of its appointment as a successor Calculation Agent; WHEREAS, Section 610 of the Indenture provides that, if the Trustee shall resign, the Company shall promptly appoint a successor Trustee; WHEREAS, Section 3.05(e) of the Securities Depositary Agreement provides that, if the Book-Entry Depositary shall resign, the Company shall promptly appoint a successor Book-Entry Depositary; WHEREAS, the Calculation Agency Agreements provide that, if the Calculation Agent shall resign, the Company shall promptly appoint a successor Calculation Agent; WHEREAS, Section 611 of the Indenture provides that any successor Trustee appointed in accordance with the Indenture shall execute, acknowledge and deliver to the Company and to its predecessor Trustee an instrument accepting such appointment under the Indenture, and thereupon the resignation of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations of the predecessor Trustee; WHEREAS, Section 3.05(g) of the Securities Depositary Agreement provides that any successor Book-Entry Depositary appointed in accordance with the Securities Depositary Agreement shall execute and deliver to the Company and to its predecessor Book-Entry Depositary an instrument accepting such appointment under the Securities Depositary Agreement, and thereupon the resignation of the predecessor Book-Entry Depositary shall become effective and such successor Book-Entry Depositary, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations of the predecessor Book-Entry Depositary; WHEREAS, the Calculation Agency Agreements provided that any successor Calculation Agent appointed in accordance with the Calculation Agency Agreements shall execute and deliver to the Company and to its predecessor Calculation Agent an instrument accepting such appointments under the Calculation Agency Agreements, and thereupon the resignation of the predecessor Calculation Agent shall become effective and such successor Calculation Agent, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations of the predecessor Calculation Agent; WHEREAS, the Resigning Trustee has given written notice to the Company that it is resigning as Trustee, Security Registrar and Paying Agent under the Indenture, as Book-Entry Depositary under the Securities Depositary Agreement and as Calculation Agent under the Calculation Agency Agreements; WHEREAS, the Company desires to appoint Successor Trustee as successor Trustee, Security Registrar and Paying Agent to succeed Resigning Trustee in such capacities under the Indenture, as Book-Entry Depositary to succeed Resigning Trustee in such capacity under the Securities Depositary Agreement and as Calculation Agent to succeed Resigning Trustee in such capacities under the Calculation Agency Agreements; and WHEREAS, Successor Trustee is willing to accept such appointments as successor Trustee, Security Registrar and Paying Agent under the Indenture, as Book-Entry Depositary under the Securities Depositary Agreement and as Calculation Agent under the Calculation Agency Agreements; NOW, THEREFORE, the Company, Resigning Trustee and Successor Trustee, for and in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby consent and agree as follows: 1 THE RESIGNING TRUSTEE 1.1 Pursuant to the Indenture, the Securities Depositary Agreement and the Calculation Agency Agreements, Resigning Trustee has notified the Company in writing that

Resigning Trustee is resigning as Trustee, Security Registrar and Paying Agent under the Indenture, as Book-Entry Depositary under the Securities Depositary Agreement and as Calculation Agent under the Calculation Agency Agreements, respectively. 1.2 Resigning Trustee hereby represents and warrants to Successor Trustee that: (a) No covenant or condition contained in the Indenture has been waived by Resigning Trustee or, to the best knowledge of responsible officers of Resigning Trustee’s corporate trust department, by the Holders of the percentage in aggregate principal amount of the Securities required by the Indenture to effect any such waiver. (b) There is no action, suit or proceeding pending or, to the best knowledge of responsible officers of Resigning Trustee’s corporate trust department, threatened against Resigning Trustee before any court or any governmental authority arising out of any act or omission of Resigning Trustee as Trustee under the Indenture. (c) As of the effective date of this Agreement, Resigning Trustee will hold no moneys or property under the Indenture. (d) Pursuant to Section 303 of the Indenture, Resigning Trustee has duly authenticated and delivered the Securities, as described in Exhibit A hereto, and with the current outstanding principal amounts set forth in such Exhibit A. (e) The registers in which it has registered and transferred registered Securities accurately reflect the amount of Securities issued and outstanding and the amounts payable thereon. (f) Each person who so authenticated the Securities was duly elected, qualified and acting as an officer or authorized signatory of Resigning Trustee and empowered to authenticate the Securities at the respective times of such authentication and the signature of such person or persons appearing on such Securities is each such person’s genuine signature.

(g) This Agreement has been duly authorized, executed and delivered on behalf of Resigning Trustee and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms. (h) To the best knowledge of responsible officers of the Resigning Trustee’s corporate trust department, no event has occurred and is continuing which is, or after notice or lapse of time would become, an Event of Default under Section 501 of the Indenture. (i) Retiring Trustee has complied with Section 703 of the Indenture. (j) Retiring Trustee has made no advances as Trustee, Paying Agent or Security Registrar under the Indenture for the reimbursement of which it claims or may claim a lien or charge prior to that, if any, of the Holders of the Securities. 1.3 Resigning Trustee hereby assigns, transfers, delivers and confirms to Successor Trustee all right, title and interest of Resigning Trustee in and to the trust under the Indenture and all the rights, powers and trusts of the Trustee under the Indenture, all the rights, powers and duties of the Book-Entry Depositary under the Securities Depositary Agreement and all the rights, powers and duties of the Calculation Agent under the Calculation Agency Agreements. Resigning Trustee shall execute and deliver such further instruments and shall do such other things as Successor Trustee may reasonably require so as to more fully and certainly vest and confirm in Successor Trustee all the rights, powers, duties and trusts hereby assigned, transferred, delivered and confirmed to Successor Trustee as Trustee, Security Registrar, Paying Agent, Book-Entry Depositary and Calculation Agent. 2 THE COMPANY 2.1 The Company hereby accepts the resignation of Resigning Trustee as Trustee, Security Registrar and Paying Agent under the Indenture, as Book-Entry Depositary under the Securities Depositary Agreement and as Calculation Agent under the Calculation Agency Agreements.

2.2 The Company hereby certifies that it has duly authorized certain officers of the Company to: (a) accept Resigning Trustee’s resignation as Trustee, Security Registrar and Paying Agent under the Indenture, as Book-Entry Depositary under the Securities Depositary Agreement and as Calculation Agent under the Calculation Agency Agreements; (b) appoint Successor Trustee as Trustee, Security Registrar and Paying Agent under the Indenture, as Book-Entry Depositary under the Securities Depositary Agreement and as Calculation Agent under the Calculation Agency Agreements; and (c) execute and deliver such agreements and other instruments as may be necessary or desirable to effectuate the succession of Successor Trustee as Trustee, Security Registrar and Paying Agent under the Indenture, as Book-Entry Depositary under the Securities Depositary Agreement and as Calculation Agent under the Calculation Agency Agreements. 2.3 The Company hereby appoints Successor Trustee as Trustee, Security Registrar and Paying Agent under the Indenture to succeed to, and hereby vests Successor Trustee with, all the rights, powers, duties and obligations of Resigning Trustee under the Indenture with like effect as if originally named as Trustee, Security Registrar and Paying Agent in the Indenture. The Company hereby further appoints Successor Trustee as Book-Entry Depositary under the Securities Depositary Agreement to succeed to, and hereby vests Successor Trustee with, all the rights, powers, duties and obligations of Resigning Trustee under the Securities Depositary Agreement with like effect as if originally named as Book-Entry Depositary under the Securities Depositary Agreement. The Company hereby further appoints Successor Trustee as Calculation Agent under the Calculation Agency Agreements to succeed Resigning Trustee in such capacities under the Indenture, as Book-Entry Depositary to succeed Resigning Trustee in such capacity under the Securities Depositary Agreement and as Calculation Agent to succeed Resigning Trustee in such capacities under the Calculation Agency Agreements. 2.4 Promptly after the effective date of this Agreement, the Company shall cause a notice to be sent to each Holder of the Securities in accordance with the provisions of Section 610(f) of the Indenture and to the Depositary (as defined in the Securities Depositary Agreement) in accordance with the provisions of Section 3.05(h) of the Securities Depositary Agreement. 2.5 The Company hereby represents and warrants to Resigning Trustee and Successor Trustee that:

(a) The Company is a public limited liability company incorporated under the laws of England and Wales. (b) The Indenture, the Securities Depositary Agreement and the Calculation Agency Agreements were validly and lawfully executed and delivered by the Company and the Securities were validly issued by the Company. (c) The Company has performed or fulfilled prior to the date hereof, and will continue to perform and fulfill after the date hereof, each covenant, agreement, condition, obligation and responsibility under the Indenture, the Securities Depositary Agreement and the Calculation Agency Agreements. (d) No event has occurred and is continuing which is, or after notice or lapse of time would become, an Event of Default under Section 501 of the Indenture. (e) No covenant or condition contained in the Indenture has been waived by the Company or, to the best of the Company’s knowledge, by Holders of the percentage in aggregate principal amount of the Securities required to effect any such waiver. (f) There is no action, suit or proceeding pending or, to the best of the Company’s knowledge, threatened against the Company before any court or any governmental authority arising out of any act or omission of the Company under the Indenture, the Securities Depositary Agreement or the Calculation Agency Agreements. (g) This Agreement has been duly authorized, executed and delivered on behalf of the Company and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms. (h) All conditions precedent relating to the appointment of The Bank of New York as successor Trustee under the Indenture, as successor Book-Entry Depositary under the Securities Depositary Agreement, and as successor

Calculation Agent under the Calculation Agency Agreements, have been complied with by the Company. 3 THE SUCCESSOR TRUSTEE 3.1 Successor Trustee hereby represents and warrants to Resigning Trustee and to the Company that: (a) Successor Trustee is not disqualified under the provisions of Section 608 and is eligible under the provisions of Section 609 of the Indenture to act as Trustee under the Indenture. (b) This Agreement has been duly authorized, executed and delivered on behalf of Successor Trustee and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms. 3.2 Successor Trustee hereby accepts its appointment as successor Trustee, Security Registrar and Paying Agent under the Indenture, as Book-Entry Depositary under the Securities Depositary Agreement and as Calculation Agent under the Calculation Agency Agreements and accepts the rights, powers, duties and obligations of Resigning Trustee as Trustee, Security Registrar and Paying Agent under the Indenture, as Book-Entry Depositary under the Securities Depositary Agreement and as Calculation Agent under the Calculation Agency Agreements, upon the terms and conditions set forth therein, with like effect as if originally named as Trustee, Security Registrar and Paying Agent under the Indenture, as Book-Entry Depositary under the Securities Depositary Agreement and as Calculation Agent under the Calculation Agency Agreements. 3.3 References in the Indenture to “Corporate Trust Office” or other similar terms shall be deemed to refer to the principal corporate trust office of Successor Trustee, which is presently located at 101 Barclay Street, New York, New York 10286. 3.4 Successor Trustee does not assume responsibility for or any liability in connection with any negligence or other willful misconduct or any other act or omission on the part of Resigning Trustee or its agents in connection with such persons’ performance of their respective trusts, duties and obligations under the Indenture, the Securities Depositary Agreement or the Calculation Agency Agreements. 4 MISCELLANEOUS 4.1 Except as otherwise expressly provided herein or unless the context otherwise requires, all terms used herein which are defined in the Indenture shall have the meanings assigned to them in the Indenture. 4.2 This Agreement and the resignation, appointment and acceptance effected hereby shall be effective as of the opening of business on July 24, 2007. 4.3 Resigning Trustee hereby acknowledges payment or provision for payment in full by the Company of compensation for all services rendered by Resigning Trustee in its capacity as Trustee, Security Registrar and Paying Agent under the Indenture, as Book-Entry Depositary under the Securities Depositary Agreement and as Calculation Agent under the Calculation Agency Agreements, and reimbursement in full by the Company of the expenses, disbursements and advances incurred or made by Resigning Trustee in its capacity as Trustee, Security Registrar and Paying Agent in accordance with the provisions of the Indenture, as Book-Entry Depositary in accordance with the provisions of the Securities Depositary Agreement and as Calculation Agent in accordance with the provisions of the Calculation Agency Agreements. Resigning Trustee acknowledges that it relinquishes any lien it may have upon all property or funds held or collected by it to secure any amounts due it pursuant to the provisions of Section 607 of the Indenture. This Agreement does not constitute a waiver or assignment by the Resigning Trustee of any compensation, reimbursement, expenses or indemnity to which it is or may be entitled pursuant to the Indenture, the Securities Depositary Agreement or the Calculation Agency Agreements. The Company acknowledges its obligations set forth in the Indenture, the Securities Depositary Agreement and the Calculation Agency Agreements to indemnify Resigning Trustee for, and to hold Resigning Trustee harmless against, any loss, liability, damage, claim or expense incurred without negligence or bad faith on the part of Resigning Trustee and arising out of or in connection with the acceptance or administration of the trust evidenced by the Indenture and of the duties evidenced by the Securities Depositary

Agreement and the Calculation Agency Agreements (each of which obligations shall survive the execution hereof). 4.4 This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof. 4.5 This Agreement may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. 4.6 The Company, Resigning Trustee and Successor Trustee hereby acknowledge receipt of an executed counterpart of this Agreement and the effectiveness thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement of Resignation, Appointment and Acceptance to be duly executed, all as of the day and year first above written. VODAFONE GROUP Plc By:
Name: Title: CITIBANK, N.A. as Resigning Trustee By: Name: Title: THE BANK OF NEW YORK as Successor Trustee By: Name: Title:

ANNEX A Vodafone Group Plc Indenture dated as of February 10, 2000 Security Depositary Agreement dated as of 2/10/2000 Issue CUSIP 7.75% Notes due 2010(144A) 92857T AB3 7.75% Notes due 2010 (Reg S) G9387S AM7 7.875% Notes due 2030(144A) 92857T AC1 7.875% Notes due 2030(RegS) G9837S AN5 7.75% Notes due 2010 92857T AG2 7.875% Notes due 2030 92857T AH0 4.161% Notes due 2007 92857W AA8 6.25% Notes due 2032 92857W AB6 3.95% Notes due 2008 92857W AC4 5.375% Notes due 2015 92857W AD2 4.625% Notes due 2018 92857W AE0 5.00% Notes due 2013 92857W AF7 5.00% Notes due 2015 92857W AG5 Floating Rate Notes due 2007 92857W AH3 Floating Rate Notes due 2007 92857W AJ9 5.75% Notes due 2016 92857W AK6 Floating Rate Notes due 2011 92857W AL4 5.50% Notes due 2011 92857W AM2 Floating Rate Notes due 2012 92857W AN0 5.625% Notes due 2016 92857W AP5 6.15% Notes due 2037 92857W AQ3 5.35% Notes due 2012 92857W AR1